Exhibit 23.1
[Letterhead of KPMG]
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Avnet, Inc.:
We consent to the use of our reports dated September 7, 2005, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Phoenix, Arizona
December 30, 2005